UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2005

PartnerRe Ltd.
(Exact Name of Registrant as specified in its Charter)

Bermuda
(State or other jurisdiction of incorporation)

0-2253		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01.  Other Events.

On October 24, 2005 PartnerRe. Ltd. reported a net loss of $288.7 million, or $5.48 per share, for the third quarter of 2005. This net loss includes net after-tax realized gains on investments of $47.8 million or $0.88 per share. Net income for the third quarter of 2004 including net after-tax realized gains on investments of $21.0 million or $0.39 per share, was $83.2 million or $1.46 per share on a fully diluted basis. The operating loss for the third quarter of 2005 was $345.2 million or $6.36 per share. This compares to operating earnings of $57.3 million, or $1.07 per share on a fully diluted basis, for the third quarter of 2004. Operating earnings exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends.

     Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended September 30		Nine months ended September 30
	2005	2004	2005	2004
Net Premiums Written	$770,808	$805,252	$2,949,533	$3,169,674
Net Premiums Earned	$915,487	$943,785	$2,692,158	$2,791,408
Non-life Combined Ratio	156.3%	99.5%	114.6%	94.2%
Net (Loss)/Income/	$(288,748)	$83,205	$(17,424)	$348,684
Net (Loss)/Income per share (a)	$(5.48)	$1.46	$(0.79)	$6.17
Net Operating (Loss)/Earnings (a)	$(345,176)	$57,332	$(163,319)	$271,938
Net Operating (Loss)/Earnings per share (a)	$(6.36)	$1.07	$(2.99)	$5.02

(a)	Net income/(loss) per share is defined as net income/(loss) available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/(loss) available to common shareholders is defined as net income/(loss) less preferred dividends. Net operating earnings/(loss) is net income/(loss) available to common shareholders excluding after-tax net realized gains/losses on investments. Net operating earnings/(loss) per share is defined as net operating earnings/(loss) divided by the weighted average number of fully diluted shares outstanding for the period. Per share results referenced in the text of this report are on a fully diluted basis. As the effect of dilutive securities would have been antidilutive in the three months and nine months of 2005, the fully diluted per share figures for these periods were compiled using the basic weighted average number of common shares outstanding.

Net premiums written for the third quarter 2005 were $770.8 million, a decrease of 4% from the third quarter of 2004. Total revenues for the quarter increased 2% to $1.1 billion as compared to the third quarter of 2004. Total revenues include $915.5 million of net premiums earned, net investment income of $93.3 million, and net realized investment gains of $56.0 million.

For the first nine months of 2005, net premiums written were $2.9 billion, representing a 7% decline from the same period in 2004. The net loss was $17.4 million or $0.79 per share. The net loss for the period includes a net after-tax realized gain on investments of $120.0 million or $2.20 per share. The operating loss was $163.3 million, or $2.99 per share. Net income for the first nine months of 2004 was $348.7 million or $6.17 per share including net after-tax realized gains of $62.1 million, or $1.15 per share. Operating earnings for the same period in 2004 were $271.9 million or $5.02 per share. Total revenues for the first nine months of 2005 were $3.1 billion, including $2.7 billion of net premiums earned, net investment income of $270.4 million, and net realized investment gains of $149.0 million. Total revenues for the same period in 2004 were $3.1 billion.

Separately, the Company announced today that its Board of Directors declared a regular quarterly dividend of $0.38 per common share. The dividend will be payable on December 1, 2005, to common shareholders of record on November 21, 2005, with the stock trading ex-dividend commencing November 17, 2005.

Results by Segment

The Non-Life segment reported net premiums written of $660 million for the third quarter, down 7% as compared to last year. The combined ratio was 156.3% for the third quarter compared to 99.5% for the same period in 2004. The Non-Life technical result was a loss of $407 million for the third quarter of 2005, reflecting the impact of Hurricane Katrina and the other significant losses of the quarter. This compares to a gain of $53 million in the third quarter of 2004. For the first nine months, Non-Life net premiums written were $2.6 billion, down 10% from the same period in 2004. The nine month technical result was a loss of $201 million, compared to a gain of $291 million for the same period in 2004. The combined ratio for the nine month period was 114.6% compared to 94.2% in 2004.

Hurricane Katrina, as well as the other losses of the third quarter, impacted the technical results of both the U.S. Property and Casualty and the Worldwide Specialty sub-segments. In total, the results contain approximately $510 million in estimated losses from Hurricane Katrina, approximately $65 million in estimated losses from the Central European floods, and approximately $35 million in estimated losses from Hurricane Rita. All estimates are pre-tax and after reinstatement premiums. In total, these three events accounted for approximately 77 points to the combined ratio. In the third quarter of 2004, the combined ratio of 99.5% included $137 million or 16 points from the four Florida/Caribbean hurricanes.

The U.S. Property and Casualty business, which represented approximately 24% of total net premiums written for the quarter, reported net premiums written of $187 million, down 20% over the prior year’s third quarter. The reduction is the result of prior underwriting year premium adjustments, with the balance due to higher retentions by cedants and PartnerRe’s decision to decline some business. Net premiums earned decreased 12% during the quarter when compared to the same period in 2004. The technical ratio for this sub-segment was 155.5%, compared to 118.1% in the third quarter of 2004. For the first nine months of 2005, net premiums written declined by 20% to $649 million. The nine-month technical ratio was

115.0% compared to 102.0% in 2004. The technical result for the nine months was a loss of $94 million compared to a loss of $13 million in 2004.

The Global (Non-U.S.) Property and Casualty business, which represented approximately 18% of total net premiums written, reported net premiums written of $137 million for the third quarter of 2005 compared to $154 million for the same period in 2004. Net premiums earned during the quarter were $191 million, down 11% from $213 million in last year’s third quarter. The technical ratio for this sub-segment was 88.1% compared to 99.7% for the same period in 2004. For the nine months, net premiums written were down 12% to $724 million. The nine-month technical ratio was 91.0% compared to 101.2% in 2004. The technical result for the nine months was a gain of $58 million compared to a loss of $8 million in 2004.

The Worldwide Specialty business, which represented approximately 44% of total net premiums written for the quarter, reported net premiums written of $336 million for the third quarter, up 5% over the prior year period. Net premiums earned increased 2% during the quarter. This sub-segment’s technical ratio was 178.4% compared to 76.4% for the third quarter of 2004. For the nine-month period, net premiums written were down 2% to $1.2 billion. The nine-month technical ratio was 115.2% compared to 72.2% in 2004. The technical result for the nine months was a loss of $165 million compared to a gain of $312 million in 2004.

The Life segment, which markets coverages primarily in Europe, Canada and Latin America, and represented approximately 13% of total net premiums written in the quarter, reported net premiums written of $103 million for the quarter, up 6% when compared with the third quarter of 2004. The allocated underwriting result for the quarter was a gain of $3 million compared to a breakeven result for the comparable period in 2004. For the nine month period, net premiums written increased 15% to $325 million, with an allocated underwriting gain of $9 million, compared to a loss of $4 million for the comparable period in 2004.

The ART (Alternative Risk Transfer) segment comprises structured risk transfer, structured finance, weather related products, and the results of the Company’s investment in Channel Re. The pre-tax contribution to net income, including the Company’s interest in the earnings of Channel Re, was a gain of $4 million for the third quarter of 2005 compared to $1 million for the third quarter of 2004. For the first nine months of 2005, the pre-tax contribution to net income was a gain of $17 million compared to $2 million for the same period in 2004.

Balance Sheet Items

During the third quarter, invested assets increased 3% to $9.0 billion as strong investment results and incremental cash flow offset the effects of rising interest rates. Gross Non-life loss and loss expense reserves increased by 12% to $6.5 billion reflecting initial reserves for Hurricanes Katrina and Rita and the central European floods, as well as prior year reserve reductions of $90 million. The overall prior year adjustments to Non-life reserves include $24 million in reserve additions to the U.S. P&C sub-segment, and reserve reductions of $25 million in the Global (Non-U.S.) P&C sub-segment and $89 million in the Worldwide Specialty sub-segment.

At September 30, 2005, total assets were $13.2 billion, total capitalization was $3.5 billion, and total shareholders’ equity was $3.1 billion. This compares to total assets of $12.5 billion, total capitalization of $3.8 billion, and total shareholders’ equity of $3.4 billion at December 31, 2004. Book value per common share at September 30, 2005 was $46.68 on a fully diluted basis compared to $50.99 per share at December 31, 2004. During the third quarter, the Company repurchased and cancelled 604,949 shares at an aggregate purchase price of $38 million.

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by our operating performance. For planning purposes, the Company does not anticipate realized investment gains or losses. The Company also uses technical ratio and technical result as measures of underwriting performance. These metrics exclude other operating expenses. All references to per share amounts in the text of this report are on the basis of fully diluted shares.

Forward-looking statements contained in this report are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses including losses from Hurricane Wilma, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. The third quarter’s results are impacted by losses associated with Hurricane Katrina and other catastrophes. The Company’s loss estimates are subject to a level of uncertainty arising out of these losses’ extremely complex and unique causation and related coverage issues associated with the attribution of losses to wind or flood damage or other perils. We expect that these issues will not be resolved for a considerable period of time and may be influenced by evolving legal and regulatory developments. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S dollars, except per share data)
(Unaudited)

	For the three months ended September 30, 2005	For the three months ended September 30, 2004	For the nine months ended September 30, 2005	For the nine months ended September 30, 2004
Revenues
Gross premiums written	$780,468	$805,410	$2,993,861	$3,200,966

Net premiums written	$770,808	$805,252	$2,949,533	$3,169,674
Decrease (increase) in unearned premiums	144,679	138,533	(257,375)	(378,266)

Net premiums earned	915,487	943,785	2,692,158	2,791,408
Net investment income	93,325	69,648	270,402	218,036
Net realized investment gains	56,009	32,838	148,979	78,693
Other income	8,638	6,822	20,457	13,188

Total Revenues	1,073,459	1,053,093	3,131,996	3,101,325

Expenses
Losses and loss expenses and life policy benefits	1,111,285	660,948	2,271,321	1,850,475
Acquisition costs	219,428	242,608	632,779	673,756
Other operating expenses	63,740	68,093	210,930	203,539
Interest expense	7,399	10,204	22,089	30,540
Net foreign exchange losses (gains)	1,478	(766)	3,921	(1,905)

Total Expenses	1,403,330	981,087	3,141,040	2,756,405

(Loss) income before taxes and interest in equity investment	(329,871)	72,006	(9,044)	344,920
Income tax (benefit) expense	(39,141)	(8,323)	15,149	(218)
Interest in earnings of equity investment	1,982	2,876	6,769	3,546

Net (loss) income	$(288,748)	$83,205	$(17,424)	$348,684

Preferred dividends	$8,631	$4,894	$25,894	$14,681

Operating (loss) earnings available to common shareholders	$(345,176)	$57,332	$(163,319)	$271,938

Comprehensive (loss) income	$(333,972)	$158,012	$(131,707)	$330,462

Per Share Data:
(Loss) earnings per common share:
Basic operating (loss) earnings	$(6.36)	$1.08	$(2.99)	$5.07
Net realized investment gains, net of tax	0.88	0.39	2.20	1.16

Basic net (loss) income	$(5.48)	$1.47	$(0.79)	$6.23

Weighted average number of common shares
outstanding	54,278.9	53,311.2	54,673.2	53,633.0

Diluted operating (loss) earnings	$(6.36)	$1.07	$(2.99)	$5.02
Net realized investment gains, net of tax	0.88	0.39	2.20	1.15

Diluted net (loss) income	$(5.48)	$1.46	$(0.79)	$6.17

Weighted average number of common and
common equivalent shares outstanding	54,278.9	53,721.7	54,673.2	54,148.8

     PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share data and parenthetical share data)
(Unaudited)

	September 30, 2005	December 31, 2004
Assets
Investments and cash
Fixed maturities, at fair value
(amortized cost: 2005, $6,612,825; 2004, $6,611,683)	$6,662,289	$6,723,580
Short-term investments, at fair value
(amortized cost: 2005, $240,223; 2004, $28,691)	239,966	28,694
Equities, at fair value
(cost: 2005, $1,086,713; 2004, $887,006)	1,204,579	1,010,777
Trading securities, at fair value (cost: 2005, $213,328; 2004, $102,371)	219,754	108,402
Cash and cash equivalents, at fair value, which approximates amortized cost	528,224	436,003
Other invested assets	102,907	90,268

Total investments and cash	8,957,719	8,397,724
Accrued investment income	128,346	151,871
Reinsurance balances receivable	1,521,273	1,356,771
Reinsurance recoverable on paid and unpaid losses	205,519	180,710
Funds held by reinsured companies	990,650	1,100,107
Deferred acquisition costs	459,105	409,332
Deposit assets	297,737	299,408
Tax assets	75,582	81,235
Goodwill	429,519	429,519
Other	97,340	104,564

Total Assets	$13,162,790	$12,511,241

Liabilities
Unpaid losses and loss expenses	$6,452,432	$5,766,629
Policy benefits for life and annuity contracts	1,237,066	1,277,101
Unearned premiums	1,389,864	1,194,778
Funds held under reinsurance treaties	18,412	21,875
Deposit liabilities	341,524	344,202
Long-term debt	220,000	220,000
Net payable for securities purchased	90,543	1,580
Accounts payable, accrued expenses and other	121,890	127,026
Debt related to trust preferred securities	206,186	206,186

Total Liabilities	10,077,917	9,159,377

Shareholders’ Equity
Common shares (par value $1.00, issued and outstanding:
2005, 54,054,247; 2004, 54,854,398)	54,054	54,854
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2005 and 2004, 11,600,000; aggregate liquidation preference: 2005 and 2004, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2005 and 2004, 9,200,000; aggregate liquidation preference: 2005 and 2004, $230,000,000)	9,200	9,200
Additional paid-in capital	1,241,883	1,288,292
Deferred compensation	(130)	(199)
Accumulated other comprehensive income
Net unrealized gains on investments, net of tax	132,349	194,575
Currency translation adjustment	20,453	72,510
Retained earnings	1,615,464	1,721,032

Total Shareholders' Equity	3,084,873	3,351,864

Total Liabilities and Shareholders' Equity	$13,162,790	$12,511,241

Shareholders’ Equity Per Common Share	$47.45	$51.63

Diluted Book Value Per Common and Common Equivalent
Share (assuming exercise of all stock-based awards)	$46.68	$50.99

Number of Diluted Common Shares Outstanding	54,950.9	55,533.4

PartnerRe Ltd.
Supplementary Information
 (in millions of U.S. dollars)
 (Unaudited)

SEGMENT INFORMATION
 For the three months ended September 30, 2005

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment(A)	Life Segment	Corporate	Total

Gross premiums written	$187	$137	$343	$667	$8	$105	$-	$780
Net premiums written	$187	$137	$336	$660	$8	$103	$-	$771
Decrease in unearned premiums	13	54	70	137	2	5	-	144

Net premiums earned	$200	$191	$406	$797	$10	$108	$-	$915
Losses and loss expenses and
life policy benefits	(263)	(120)	(633)	(1,016)	(13)	(82)	-	(1,111)
Acquisition costs	(48)	(48)	(92)	(188)	(1)	(30)	-	(219)

Technical Result	$(111)	$23	$(319)	$(407)	$(4)	$(4)	$-	$(415)
Other income	n/a	n/a	n/a	-	9	-	-	9
Other operating expenses	n/a	n/a	n/a	(42)	(3)	(6)	(13)	(64)

Underwriting Result	n/a	n/a	n/a	$(449)	$2	$(10)	$(13)	$(470)
Net investment income	n/a	n/a	n/a	n/a	-	13	80	93

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$3	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	56	56
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(7)	(7)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(2)	(2)
Income tax benefit	n/a	n/a	n/a	n/a	n/a	n/a	39	39
Interest in earnings of equity investment	n/a	n/a	n/a	n/a	2	n/a	n/a	2

Net loss	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$(289)

Loss ratio (1)	131.5%	62.6%	155.8%	127.5%
Acquisition ratio (2)	24.0	25.5	22.6	23.6

Technical ratio (3)	155.5%	88.1%	178.4%	151.1%
Other operating expense ratio (4)				5.2

Combined ratio (5)				156.3%

For the three months ended September 30, 2004

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment(A)	Life Segment	Corporate	Total

Gross premiums written	$234	$154	$317	$705	$1	$99	$-	$805
Net premiums written	$234	$154	$319	$707	$1	$97	$-	$805
(Increase) decrease in unearned premiums	(6)	59	78	131	1	7	-	139

Net premiums earned	$228	$213	$397	$838	$2	$104	$-	$944
Losses and loss expenses and
life policy benefits	(214)	(158)	(225)	(597)	(8)	(56)	-	(661)
Acquisition costs	(55)	(54)	(79)	(188)	-	(55)	-	(243)

Technical Result	$(41)	$1	$93	$53	$(6)	$(7)	$-	$40
Other income	n/a	n/a	n/a	-	7	-	-	7
Other operating expenses	n/a	n/a	n/a	(49)	(3)	(5)	(11)	(68)

Underwriting Result	n/a	n/a	n/a	$4	$(2)	$(12)	n/a	$(21)
Net investment income	n/a	n/a	n/a	n/a	-	12	58	70

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$-	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	33	33
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(10)	(10)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	-	-
Income tax benefit	n/a	n/a	n/a	n/a	n/a	n/a	8	8
Interest in earnings of equity investment	n/a	n/a	n/a	n/a	3	n/a	n/a	3

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$83

Loss ratio (1)	94.0%	74.2%	56.7%	71.3%
Acquisition ratio (2)	24.1	25.5	19.7	22.4

Technical ratio (3)	118.1%	99.7%	76.4%	93.7%
Other operating expense ratio (4)				5.8

Combined ratio (5)				99.5%

(A) The Company reports the results of Channel Re on a one-quarter lag. The 2005 period includes the Company's share of Channel Re's net income in the amount of $2.0 million while the 2004 period includes the Company's share of Channel Re's net income in the amount of $2.9 million.

(1)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(2)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(3)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(4)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(5)	Combined ratio is the sum of the technical ratio and the other operating expense ratio.
(6)	Allocated Underwriting Result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.

PartnerRe Ltd.
Supplementary Information
 (in millions of U.S. dollars)

(Unaudited)

SEGMENT INFORMATION
 For the nine months ended September 30, 2005

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment(A)	Life Segment	Corporate	Total

Gross premiums written	$649	$726	$1,262	$2,637	$21	$336	$-	$2,994
Net premiums written	$649	$724	$1,231	$2,604	$21	$325	$-	$2,950
Increase in unearned premiums	(25)	(77)	(145)	(247)	(5)	(6)	-	(258)

Net premiums earned	$624	$647	$1,086	$2,357	$16	$319	$-	$2,692
Losses and loss expenses and
life policy benefits	(568)	(427)	(1,018)	(2,013)	(14)	(244)	-	(2,271)
Acquisition costs	(150)	(162)	(233)	(545)	(2)	(86)	-	(633)

Technical Result	$(94)	$58	$(165)	$(201)	$-	$(11)	$-	$(212)
Other income	n/a	n/a	n/a	n/a	20	-	-	20
Other operating expenses	n/a	n/a	n/a	(143)	(10)	(18)	(40)	(211)

Underwriting Result	n/a	n/a	n/a	$(344)	$10	$(29)	n/a	$(403)
Net investment income	n/a	n/a	n/a	n/a	-	38	232	270

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$9	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	149	149
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(22)	(22)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(3)	(3)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(15)	(15)
Interest in earnings of equity investment	n/a	n/a	n/a	n/a	7	n/a	n/a	7

Net loss	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$(17)

Loss ratio (1)	91.0%	66.0%	93.7%	85.4%
Acquisition ratio (2)	24.0	25.0	21.5	23.1

Technical ratio (3)	115.0%	91.0%	115.2%	108.5%
Other operating expense ratio (4)				6.1

Combined ratio (5)				114.6%

For the nine months ended September 30, 2004

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment(A)	Life Segment	Corporate	Total

Gross premiums written	$811	$820	$1,273	$2,904	$4	$293	$-	$3,201
Net premiums written	$810	$821	$1,251	$2,882	$4	$284	$-	$3,170
Increase (decrease) in unearned premiums	(125)	(123)	(129)	(377)	1	(3)	-	(379)

Net premiums earned	$685	$698	$1,122	$2,505	$5	$281	$-	$2,791
Losses and loss expenses and
life policy benefits	(548)	(528)	(571)	(1,647)	(8)	(195)	-	(1,850)
Acquisition costs	(150)	(178)	(239)	(567)	(1)	(106)	-	(674)

Technical Result	$(13)	$(8)	$312	$291	$(4)	$(20)	$-	$267
Other income	n/a	n/a	n/a	-	13	-	-	13
Other operating expenses	n/a	n/a	n/a	(145)	(11)	(17)	(31)	(204)

Underwriting Result	n/a	n/a	n/a	$146	$(2)	$(37)	n/a	$76
Net investment income	n/a	n/a	n/a	n/a	-	33	185	218

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$(4)	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	79	79
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(30)	(30)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	2	2
Income tax benefit	n/a	n/a	n/a	n/a	n/a	n/a	-	-
Interest in earnings of equity investment	n/a	n/a	n/a	n/a	4	n/a	n/a	4

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$349

Loss ratio (1)	80.1%	75.6%	50.9%	65.8%
Acquisition ratio (2)	21.9	25.6	21.3	22.6

Technical ratio (3)	102.0%	101.2%	72.2%	88.4%
Other operating expense ratio (4)				5.8

Combined ratio (5)				94.2%

(A) The Company reports the results of Channel Re on a one-quarter lag. The 2005 period includes the Company's share of Channel Re's net income in the amount of $6.8 million for the period of October 2004 to June 2005 while the 2004 period includes the Company's share of Channel Re's net income in the amount of $3.5 million for the period of February (when Channel Re commenced business) to June 2004.

(1)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(2)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(3)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(4)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(5)	Combined ratio is the sum of the technical ratio and the other operating expense ratio.
(6)	Allocated Underwriting Result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.

PartnerRe Ltd.
Supplementary Information
 (Unaudited)

	For the three months ended September 30, 2005	For the three months ended September 30, 2004	For the nine months ended September 30, 2005	For the nine months ended September 30, 2004

Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	16%	17%	19%	19%
Casualty	18	22	19	21
Motor	8	9	9	11
Worldwide Specialty
Agriculture	3	4	3	3
Aviation/Space	8	8	6	6
Catastrophe	11	5	12	10
Credit/Surety	8	8	6	6
Engineering/Energy	7	8	5	6
Marine	3	3	3	2
Special Risk	4	4	6	7
ART	1	-	1	-
Life	13	12	11	9

Geographic Distribution of Gross Premiums Written:
Europe	40%	41%	47%	46%
North America	45	46	40	40
Asia, Australia and New Zealand	8	6	8	9
Latin America, Caribbean and Africa	7	7	5	5

As at September 30, 2005
Credit Ratings (Financial Strength Ratings):
Standard & Poor's	AA-
Moody's	Aa3
A.M. Best	A+
Fitch	AA

	As at September 30, 2005 (in thousands of U.S. dollars)		As at December 31, 2004 (in thousands of U.S. dollars)

Capital Structure:
Long-term debt	$220,000	6%	$220,000	6%
Trust preferred securities(1)	200,000	6	200,000	5
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	8	290,000	8
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	7	230,000	6
Common shareholders' equity	2,564,873	73	2,831,864	75

Total Capital	$3,504,873	100%	$3,771,864	100%

(1) Neither the Trust that issued the securities nor PartnerRe Finance, which owns the Trust, meet the consolidation requirements of FIN 46(R). Accordingly, the Company shows the related intercompany debt of $206.2 million on its Consolidated Balance Sheets.

     PartnerRe Ltd.
Supplementary Information
 (Unaudited)

		As at September 30, 2005		As at December 31, 2004

Investment Portfolio:
Credit Quality	AAA	63%		62%
	AA	4		2
	A	15		18
	BBB	11		12
	Below Investment Grade/Unrated	7		6

By Class	U.S. Government	7%		5%
	U.S. Mortgage/Asset Backed	16		16
	U.S. Corporates	21		23
	Foreign Fixed Income	32		34
	Equities and Equity Substitutes	16		16
	Cash (net of pending transactions)	8		6

Expected average duration		3.4	Yrs	3.4	Yrs

Average yield to maturity at market		4.2%		3.8%
(fixed income securities and cash)

Average Credit Quality		AA		AA

	For the three months ended September 30, 2005	For the three months ended September 30, 2004	For the nine months ended September 30, 2005	For the nine months ended September 30, 2004
	(in thousands of U.S. dollars except per share data)

Reconciliation of GAAP and non-GAAP measures:
Net (loss) income	$(288,748)	$83,205	$(17,424)	$348,684
Less:
Net realized investment gains, net of tax	47,797	20,979	120,001	62,065
Dividends to preferred shareholders	8,631	4,894	25,894	14,681

Operating (loss) earnings available to common shareholders	$(345,176)	$57,332	$(163,319)	$271,938

Diluted net (loss) income per common share	$(5.48)	$1.46	$(0.79)	$6.17
Less:
Net realized investment gains, net of tax, per common share	0.88	0.39	2.20	1.15

Diluted operating (loss) earnings per common share	$(6.36)	$1.07	$(2.99)	$5.02

PartnerRe Ltd.
Supplementary Information
 (Unaudited)
 (in thousands of U.S. dollars except per share data)

	As at September 30, 2005	As at December 31, 2004

Reconciliation of GAAP and non-GAAP measures:
Shareholders' equity	$3,084,873	$3,351,864
Less:
Liquidation value of Series C cumulative preferred shares	290,000	290,000
Liquidation value of Series D cumulative preferred shares	230,000	230,000

Common shareholders' equity	$2,564,873	$2,831,864

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.
(Registrant)

Date:	October 25, 2005	By:	/S/ Marc Wetherhill

			Name:	Marc Wetherhill
			Title:	Assistant Secretary